Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Marc J. Blazer
President and Treasurer
Overture Acquisition Corp.
(646) 736-1376

Overture Acquisition Corp. Files Registration Statement with the SEC to Register Securities and to Approve Business Combination for its Proposed Reinsurance Business

Grand Cayman, December 10, 2009.  Overture Acquisition Corp. (NYSE Amex: NLX) (“Overture”) announced today that it has filed with the Securities and Exchange Commission (“SEC”) a Form S-4 registration statement (the “Registration Statement”) to register its warrants and shares concurrent with the approval by its shareholders and warrantholders of its proposed business combination.  In the business combination, Overture’s to-be-formed wholly owned Bermuda subsidiary, Overture Re Ltd., will amalgamate with JNL Bermuda, LLC, which contains, among other assets, a small number of employees and a portfolio of securities.  JNL Bermuda, LLC is a wholly owned subsidiary of Jefferson National Life Insurance Company (“JNL”).  In addition, Overture Re Ltd. will reinsure a portion of JNL’s annuity policies.  The consideration in this transaction is $120 million.  JNL has also agreed to acquire 24.5% of Overture’s outstanding shares by open market purchases, privately negotiated transactions or the purchase of unregistered securities directly from Overture.

Overture’s registration statement also contains a preliminary proxy statement/prospectus, the definitive form of which will be sent to the Overture shareholders and warrantholders seeking their approval of, among other things, the Business Combination and the amendment to the Warrant Agreement governing the outstanding warrants. The consummation of the Business Combination is subject to the review and the declaration of effectiveness of the Registration Statement by the SEC, the approval of the business combination by Overture’s shareholders and other customary closing conditions. Approval is also subject to holders of less than 30% of Overture’s shares issued in its initial public offering voting against the transaction and electing to exercise their conversion rights.  Following completion of the transaction and approval by shareholders, Overture would be renamed Overture Capital Corp.  The transaction is expected to close on or about January 30, 2010.

An electronic copy of the Registration Statement containing the preliminary proxy statement/prospectus is available on the website of the SEC at http://www.sec.gov.

About Overture Acquisition Corp.

Overture Acquisition Corp. (NYSE Amex: NLX) (“Overture”) is a special purpose acquisition corporation incorporated in the Cayman Islands on September 25, 2007 as an exempted company.  It is a company formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses.

About Jefferson National Life Insurance Company

Jefferson National Life Insurance Company (“JNL”) is a Texas insurance company and a wholly owned subsidiary of Jefferson National Financial Corp. (“JNF”).  JNL was founded in 1937, is licensed in 49 states and run by current management team since 2003.  JNL currently offers annuity products through multiple distribution channels.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Overture, JNL, JNF and Overture’s business after completion of the proposed transactions. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of the management of Overture, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles, continued compliance with government regulations, changing legislation or regulatory environments, requirements or changes affecting the business in which JNL and JNF are, and Overture will be, engaged, management of rapid growth, intensity of competition, general economic conditions, as well as other relevant risks detailed in Overture’s filings with the SEC. The information set forth herein should be read in light of such risks. Neither of Overture nor JNF assumes any obligation to update the information contained in this press release.

Additional Information

This press release is being made pursuant to and in compliance with the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.  Any offer of the securities will be made solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued in connection with such offering.

Overture, JNL, JNF and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meetings of Overture’s stockholders and Overture’s warrantholders to be held to approve the transactions described herein. The underwriters of Overture’s initial public offering may provide assistance to Overture, JNL, JNF and their respective directors and executive officers, and may be deemed to be participants in the solicitation of proxies.  A substantial portion of the underwriters’ fees relating to Overture’s initial public offering were deferred pending stockholder approval of Overture’s initial business combination, and stockholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation.  In connection with the proposed Transaction and amendment to the Warrant Agreement, Overture will file with the SEC a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus. Overture’s stockholders and warrantholders are advised to read, when available, the proxy statement/prospectus and other documents filed with the SEC in connection with the solicitation of proxies for the special meetings because these documents will contain important information. The definitive proxy statement/prospectus will be mailed to Overture’s stockholders and Overture’s warrantholders as of a record date to be established for voting on the Transaction and the amendment to the Warrant Agreement. Overture’s stockholders and Overture’s warrantholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Overture Acquisition Corp., Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, New York 10036-6710, Attn: Mark Blazer, President. The preliminary proxy statement/prospectus and definitive proxy statement/prospectus, once available, can also be obtained, without charge, at the SEC’s website at http://www.sec.gov.

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